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                                  EXHIBIT 23.6

                          Independent Auditors' Report
                          ----------------------------


To the Board of Directors and Shareholders of Rasna Corporation:

We have audited the consolidated balance sheet of Rasna Corporation and its subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Rasna Corporation and its subsidiaries at December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

San Jose, California
April 4, 1995